UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2020
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 13, 2020, JetBlue Airways Corporation (“JetBlue”) entered into a Delayed Draw Term Loan Credit Agreement (the “Credit Agreement”), among JetBlue, as borrower, the subsidiaries of JetBlue party thereto from time to time, as guarantors, the lenders party thereto from time to time and Morgan Stanley Senior Funding Inc., as administrative agent (the “Agent”). The Credit Agreement provides for a term loan facility of up to $1,000,000,000 (the “Term Loan Facility”).
On March 16, 2020, JetBlue borrowed the full amount of the Term Loan Facility (the “Term Loan”), the proceeds of which will be used to pay certain transaction fees and expenses, and for general corporate purposes of the Company. Amortization payments equal to 0.25% of the outstanding principal of the Term Loan will be due on the last day of each quarter during the term. The remaining outstanding principal amount of the Term Loan must be repaid in a single installment on the maturity date on March 15, 2021. JetBlue may prepay all or a portion of the Term Loan from time to time, at par plus accrued and unpaid interest.
Borrowings under the Credit Agreement bear interest at a variable rate equal to the London interbank offering rate, known as LIBOR (but not less than 1% per annum), plus a margin of 1.75% per annum, or at JetBlue’s election, another rate based on certain market interest rates.
The obligations of JetBlue under the Credit Agreement are secured by liens on certain aircraft and spare engines of JetBlue (the “Collateral”). The Credit Agreement includes provisions that require the Company to maintain unrestricted cash and cash equivalents and unused commitments available under all revolving credit facilities (including the Term Loan Facility) aggregating not less than $550 million.
The Term Loan Facility contains events of default customary for similar financings. Upon the occurrence of an event of default, the outstanding obligations under the Term Loan Facility may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to JetBlue, each lender under the Term Loan Facility has the right to require the Company to repay any loan that it has made under the Term Loan Facility.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Delayed Draw Term Loan Credit Agreement dated as of March 13, 2020 among JetBlue Airways Corporation, as Borrower, the subsidiaries of the Borrower party hereto, as Guarantors, the Lenders party hereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	March 18, 2020	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)